Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the News Corporation 2013 Long-Term Incentive Plan of our report dated December 20, 2012, with respect to the combined financial statements of News Corporation (formerly known as “New Newscorp Inc”) included in its Form 10, as amended, for the year ended June 30, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

July 12, 2013